EXHIBIT 11

                           FLEET FINANCIAL GROUP, INC.
             COMPUTATION OF EQUIVALENT SHARES AND PER SHARE EARNINGS
                     ($ in thousands, except per share data)


                                                   For the Three Months Ended September 30
                                        ------------------------------------------------------------
                                                    1996                            1995
                                        ----------------------------    ----------------------------
                                                           FULLY                           FULLY
                                          PRIMARY         DILUTED         PRIMARY         DILUTED
                                        ------------    ------------    ------------    ------------
Equivalent shares:
Average shares outstanding               262,603,407     262,603,407     247,323,989     247,323,989
Additional shares due to:
  Stock options                            1,946,598       2,287,079       1,684,360       1,909,212
  Warrants                                 3,799,826       3,921,910       3,844,396       4,011,586
  Dual convertible preferred stock(a)           --              --        16,033,994      16,033,994
                                        ------------    ------------    ------------    ------------
Total equivalent shares                  268,349,831     268,812,396     268,886,739     269,278,781
                                        ============    ============    ============    ============

Earnings per share:
Net income                              $    294,942    $    294,942    $    268,020    $    268,020
Less: Preferred stock dividends              (18,977)        (18,977)         (9,244)         (9,244)
Premium paid on redemption of Series
   III preferred stock                        (2,630)         (2,630)           --              --
                                        ------------    ------------    ------------    ------------
Adjusted net income                     $    273,335    $    273,335    $    258,776    $    258,776
                                        ============    ============    ============    ============

Total equivalent shares                  268,349,831     268,812,396     268,886,739     269,278,781
                                        ============    ============    ============    ============

Earnings per share on adjusted net
  income                                $       1.02    $       1.02    $        .96    $        .96
                                        ============    ============    ============    ============

(a) The dual convertible preferred stock was converted into common stock on December 31, 1995.

                                   EXHIBIT 11

                           FLEET FINANCIAL GROUP, INC.
             COMPUTATION OF EQUIVALENT SHARES AND PER SHARE EARNINGS
                     ($ in thousands, except per share data)

                                                   For the Nine Months Ended September 30
                                        ------------------------------------------------------------
                                                    1996                            1995
                                        ----------------------------    ----------------------------
                                                           FULLY                           FULLY
                                          PRIMARY         DILUTED         PRIMARY         DILUTED
                                        ------------    ------------    ------------    ------------
Equivalent shares:
Average shares outstanding               262,767,969     262,767,969     245,618,362     245,618,362
Additional shares due to:
  Stock options                            2,118,316       2,569,999       1,708,533       1,980,270
  Warrants                                 3,769,752       3,921,910       3,692,856       4,011,496
  Dual convertible preferred stock(a)           --              --        16,033,994      16,033,994
                                        ------------    ------------    ------------    ------------
Total equivalent shares                  268,656,037     269,259,878     267,053,745     267,644,122
                                        ============    ============    ============    ============

Earnings per share:
Net income                              $    836,471    $    836,471    $    748,036    $    748,036
Less: Preferred stock dividends              (50,829)        (50,829)        (27,374)        (27,374)
Premium paid on redemption of Series
   III preferred stock                        (2,630)         (2,630)           --              --
                                        ------------    ------------    ------------    ------------
Adjusted net income                     $    783,012    $    783,012    $    720,662    $    720,662
                                        ============    ============    ============    ============

Total equivalent shares                  268,656,037     269,259,878     267,053,745     267,644,122
                                        ============    ============    ============    ============

Earnings per share on adjusted net
  income                                $       2.91    $       2.91    $       2.70    $       2.69
                                        ============    ============    ============    ============

(a) The dual convertible preferred stock was converted into common stock on December 31, 1995.


                                       29